Exhibit 32.1

Certifications Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report (the “report”) of Mikros Systems Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission, I, Thomas J. Meaney, President and Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2013	By:	/s/ Thomas J. Meaney
Thomas J. Meaney
President (Principal Executive Officer,
Principal Financial Officer, and Principal Accounting Officer)